Exhibit 99

NEWS RELEASE

SILICON LABORATORIES REPORTS RECORD RESULTS FOR 2004

AUSTIN, Texas – Jan. 24, 2005 – Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal ICs, today reported a 40 percent increase in annual revenues, which totaled a record $456 million for fiscal 2004.  2004 fully diluted GAAP earnings per share of $1.39 were up 62 percent compared to $0.86 in 2003.  Fourth quarter revenues totaled $95.5 million with fully diluted GAAP earnings per share of $0.24.

Financial Results

Under generally accepted accounting principles (GAAP), operating income for the fourth quarter was $16 million, or 17 percent of revenues.  GAAP net income for the fourth quarter was $13 million. Excluding non-cash charges for amortization of deferred stock compensation, adjusted net income for the fourth quarter was $13.8 million, and adjusted diluted net income per share was $0.25.  The company ended fiscal 2004 with cash and short-term investments of $277 million, an increase of over 45 percent versus the year-end balance in 2003.  The reconciling charges are set forth in the reconciliation of GAAP to non-GAAP financial measures table included below.

Business Summary

“2004 was a very strong year for Silicon Laboratories, and I am pleased with the foundation we have built for future growth,” said Dan Artusi, president and chief executive officer of Silicon Laboratories.  “Over the past twelve months we integrated a very successful acquisition, furthering our strategic objective to diversify our products, customers and markets. We also expanded our world-class engineering team, enlarged our IP portfolio and continued to globalize our business.”

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Silicon Labs Reports Record Results

Silicon Laboratories expanded design, sales and support offices to 17 locations around the world during the year.  The product portfolio broadened significantly and the number of customers increased to over 3,000.  Cumulative patents either filed or issued increased to more than 450. The number of employees expanded to 588 compared to 486 at the end of 2003.

“Silicon Laboratories is a nimble company. Our focus on scaling our infrastructure wisely to enable sustainable growth combined with a fabless business model enables us to quickly adapt to near-term market fluctuations while staying focused on long term objectives,” Mr. Artusi continued.

For the fourth quarter, the business performed as expected, with both broad-based mixed-signal and mobile handset revenues declining sequentially.  Design win activity remained strong, particularly for the company’s microcontroller products, ProSLIC® telephony products and Aero® II RF transceiver.

“We expect our business to grow again in the first quarter as we move past the inventory rebalancing addressed in the second half of 2004,” said Mr. Artusi.  “Market visibility is still limited as we look ahead in 2005.”

The company anticipates revenue of $101 to $105 million in the first quarter of 2005.

Conference Call Today

A conference call discussing the fourth quarter results will follow the release at 4:15 p.m. Eastern Time.  An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 866-443-6901 (U.S.) or +1 203-369-1120 (international). These replays will be available through February 14, 2005.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal

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Silicon Labs Reports Record Results

integrated circuits (ICs) for a broad range of applications.  Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with decades of cumulative expertise in cutting-edge mixed-signal design.  The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories please visit www.silabs.com.

Cautionary Language

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, especially for mobile handset products; dependence on a limited number of products and customers; risks associated with shifting market demand from GSM/GPRS to EDGE and WCDMA; difficulties developing new products that achieve market acceptance; risks that Silicon Labs may not be able to manage strains associated with its growth; difficulties managing our manufacturers and subcontractors; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in the Pacific Rim that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions, including the acquisition of Cygnal Integrated Products; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories filings with the SEC, including the Form 10-K that we anticipate will be filed before the end of February, 2005. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Silicon Labs Reports Record Results

Note to editors: Silicon Laboratories, ProSLIC, Aero and the Silicon Laboratories logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, 512/464-9254 investor.relations@silabs.com

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Silicon Labs Reports Record Results

Silicon Laboratories Inc.

Consolidated Statements of Income

(in thousands, except per share data)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	JANUARY 1, 2005	JANUARY 3, 2004	JANUARY 1, 2005	JANUARY 3, 2004
	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)
Revenues	$95,462	$109,559	$456,225	$325,305
Cost of revenues	43,108	50,267	206,230	162,173 *
Gross profit	52,354	59,292	249,995	163,132
Operating expenses:
Research and development	20,052	14,864	74,917	48,296
Selling, general and administrative	15,244	12,611	64,156	42,836
Write off of in-process research and development	—	1,600	—	1,600
Amortization of deferred stock compensation	854	1,301	4,237	4,986
Operating expenses	36,150	30,376	143,310	97,718

Operating income	16,204	28,916	106,685	65,414
Other income (expense):
Interest income	1,194	435	3,054	1,368
Interest expense	(68)	(49)	(311)	(49)
Other income (expense), net	169	170	2,148	(537)
Income before income taxes	17,499	29,472	111,576	66,196
Provision for income taxes	4,570	8,549	34,883	21,480

Net income	$12,929	$20,923	$76,693	$44,716
Net income per share:
Basic	$0.25	$0.42	$1.49	$0.92
Diluted	$0.24	$0.39	$1.39	$0.86
Weighted-average common shares outstanding:
Basic	52,008	49,711	51,471	48,850
Diluted	54,632	53,969	54,983	52,288

* Includes a $15.3 million charge for a patent infringement litigation settlement

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Silicon Labs Reports Record Results

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	JANUARY 1, 2005	JANUARY 3, 2004	JANUARY 1, 2005	JANUARY 3, 2004
GAAP net income	$12,929	$20,923	$76,693	$44,716

Adjustments:
Settlement of patent infringement lawsuit, net of tax	—	—	—	10,377
Write off of in-process research & development	—	1,600	—	1,600
Amortization of deferred stock compensation	854	1,301	4,237	4,986
Adjusted net income	$13,783	$23,824	$80,930	$61,679

GAAP diluted shares outstanding	54,632	53,969	54,983	52,288

Adjusted diluted net income per share	$0.25	$0.44	$1.47	$1.18

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Silicon Labs Reports Record Results

Silicon Laboratories Inc.

Consolidated Balance Sheets

(in thousands, except per share data)

	JANUARY 1, 2005	JANUARY 3, 2004
	(UNAUDITED)
ASSETS

Current assets:
Cash and cash equivalents	$202,521	$151,359
Short-term investments	74,585	38,954
Accounts receivable, net of allowance for doubtful accounts of $1,088 at January 1, 2005 and $1,079 at January 3, 2004	46,272	47,879
Inventories	38,405	34,064
Deferred income taxes	9,878	5,784
Prepaid expenses and other	5,244	5,600
Total current assets	376,905	283,640
Property, equipment and software, net	34,559	34,376
Goodwill	46,766	38,613
Other intangible assets, net	15,384	14,744
Other assets, net	10,788	6,722
Total assets	$484,402	$378,095

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$37,001	$45,488
Accrued expenses	11,913	11,251
Deferred income on shipments to distributors	25,227	11,526
Income taxes payable	8,207	12,663
Total current liabilities	82,348	80,928
Long-term obligations	2,570	9,962
Total liabilities	84,918	90,890

Commitments and contingencies

Stockholders’ equity:
Preferred stock—$.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$.0001 par value; 250,000 shares authorized; 52,508 and 51,237 shares issued and outstanding at January 1, 2005 and January 3, 2004, respectively	5	5
Additional paid-in capital	287,908	256,792
Deferred stock compensation	(4,787)	(9,257)
Retained earnings	116,358	39,665
Total stockholders’ equity	399,484	287,205
Total liabilities and stockholders’ equity	$484,402	$378,095

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